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Exhibit 99.3

Statement of Chief Executive Officer
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report on Form 10-Q of Wells-Gardner Electronics Corporation (the "Company") for the quarterly period ended September 30, 2002 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Anthony Spier, the Chairman, President and Chief Executive Officer of the Company, certify, pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)
the Report fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934; and

(2)
the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
Date: November 8, 2002	By:	/s/ ANTHONY SPIER Anthony Spier Chairman, President & Chief Executive Officer

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  Exhibit 99.3